Exhibit 10.6

NONSTATUTORY STOCK OPTION AGREEMENT

AGREEMENT made as of the <DATE> between STANDARD DRILLING, INC., a Delaware corporation (the “Company”), and <Executive>. (“Executive”).

To carry out the purposes of the STANDARD DRILLING, INC. 2006 STOCK INCENTIVE PLAN (the “Plan”), by affording Executive the opportunity to purchase shares of the common stock of the Company, par value $0.001 per share (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Executive hereby agree as follows:

1. Grant of Option. The Company hereby irrevocably grants to Executive the right and option (“Option”) to purchase all or any part of an aggregate of <NUMBER> shares of Stock on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.

2. Purchase Price. The purchase price of Stock purchased pursuant to the exercise of this Option shall be <PRICE> which has been determined to be not less than the Fair Market Value of the Stock at the date of grant of this Option. For all purposes of this Agreement, Fair Market Value of Stock shall be determined in accordance with the provisions of the Plan.

3. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or Executive of the Company as the Company may designate from time to time), at any time and from time to time after the date of grant hereof. Any common stock so issued shall bear a legend indicating it must be forfeited back to the company if the closing price of our common stock on any exchange on which the common stock of Standard Drilling, Inc. is traded or quoted fails to equal or exceed $2.50 for 10 trading days prior to January 25, 2008. No legend will be required if the restriction has been satisfied prior to the issuance of the common stock subject to the option.

This Option shall survive the Executive’s termination date.

This Option shall not be exercisable in any event after the expiration of 1.5 years from the date of grant hereof, January 25, 2008. Except as provided in Paragraph 4, the purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering or constructively tendering to the Company shares of Stock having a Fair Market Value equal to the purchase price (provided such shares used for this purpose must have been held by Executive for such minimum period of time as may be established from time to time by the Committee), (c) if the Stock is readily tradable on a national securities market, through a “cashless exercise” in accordance with a Company established policy or program for the same, or (d) any combination of the foregoing. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Executive shall provide a cash payment for such amount as is necessary to affect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Executive, Executive (or the person permitted to exercise this Option in the event of Executive’s death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

4. Stock Appreciation Right. In lieu of exercising this Option, with the consent of the Committee Executive (or the person entitled to exercise this Option in the event of Executive’s death) may elect to have the Company compute an amount (the “Appreciation Amount”) equal to the excess of the aggregate Fair Market Value of any number of the shares of Stock with respect to which this Option is exercisable over the aggregate purchase price of such number of shares and pay to Executive (or such person), in lieu of Executive’s purchasing such number of shares, an amount of cash, a whole number of shares of Stock, or any combination thereof as Executive or such person may elect, with the consent of the Committee, equal to the Appreciation Amount. Notwithstanding anything to the contrary herein, if Executive is then an officer, director or affiliate of the Company who is subject to section 16 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), this Option may not be exercised prior to the expiration of six months from the date of grant hereof (except in the event of the death or disability of Executive prior to the expiration of such six month period); thereafter, any exercise of this Option or election pursuant to this Paragraph 4 wherein Executive would receive any portion of the Appreciation Amount in cash (other than cash in lieu of a fractional share) may be made only during a period beginning on the third business day and ending on the twelfth business day following the date of release by the Company for publication of quarterly and annual summary statements of sales and earnings. Should Executive elect pursuant to this Paragraph 4 to receive the Appreciation Amount solely in shares of Stock, the number of shares of Stock distributable to Executive shall be the highest whole number of shares whose value does not exceed the Appreciation Amount, and any fractional share shall be paid in cash.

5. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income or wages to Executive for federal, state or local tax purposes, Executive shall deliver to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its minimum obligation under applicable tax laws or regulations. Executive may elect with respect to this Option to surrender or authorize the Company to withhold shares of Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) to satisfy any tax required to be withheld upon exercise of this Option. An election pursuant to the preceding sentence shall be referred to herein as a “Stock Withholding Election.” All Stock Withholding Elections shall be made by written notice to the Company’s Corporate Secretary (or such other officer or Executive of the Company as the Company may designate from time to time). If Executive is not a Section 16 Person (as hereinafter defined), Executive may revoke such election by delivering to the Company’s Corporate Secretary (or such other designated officer or Executive) written notice of such revocation prior to the date such election is implemented through actual surrender or withholding of shares of Stock (the “Withholding Date”). If Executive is a Section 16 Person, the Stock Withholding Election must:

(a) Be irrevocable and made six months prior to the Withholding Date; or

(b) (i) be approved by the Committee either before or after such election is made, (ii) be made, and the Withholding Date occur, during a period beginning on the third business day following the date of release by the Company for publication of quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date, and (iii) be made more than six months after the date of the grant of this Option to Executive; or

(c) be made in connection with (i) a delivery to the Company of shares of Stock owned by Executive prior to the exercise of this Option to satisfy the portion of the tax required to be withheld with respect to those shares of Stock received by Executive upon exercise of this Option for which payment of the purchase price was made to the Company in shares of Stock owned by Executive prior to the exercise of this Option pursuant to Paragraph 3 hereof and (ii) the exercise of this Option more than six months after the date of grant hereof.

If Executive fails to pay the required amount to the Company or fails to make a Stock Withholding Election, the Company is authorized to withhold from any cash remuneration (or, if Executive is not a Section 16 Person, Stock remuneration, including withholding any shares of Stock distributable to Executive upon exercise of this Option) then or thereafter payable to Executive any tax required to be withheld by reason of the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option. For purposes of this Agreement, the term “Section 16 Person” means an officer, director or affiliate of the Company or a former officer, director or affiliate of the Company who is subject to Section 16 of the Securities Exchange Act.

6. Certain Restrictions. Shares of Stock purchased pursuant to the exercise of this Option shall be subject to the following restrictions (until such time as such restrictions terminate as provided below):

(a) such shares of Stock may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by Executive; and

(b) if Executive’s employment with the Company is terminated for “cause,” as defined in Paragraph 3(c) hereof, the Company (or any subsidiary of the Company designated by it) shall have the option for 60 days after such termination of employment to purchase for cash all or any part of such shares of Stock at the purchase price paid therefore upon exercise of this Option.

The restrictions imposed on such shares of Stock under this Paragraph shall terminate on the earliest to occur of the following:

(a) the 90th day after the date on which shares of Stock are first listed or admitted to unlisted trading privileges on a national stock exchange or on the National Market System of NASDAQ or have sales or bid and offer quotations reported in the automated quotation system operated by the National Association of Securities Dealers, Inc.;

(b) the 2nd anniversary of the date of grant of this Option;

(c) as to any shares of Stock for which the Company’s (or a subsidiary’s) 60 day option to purchase upon termination of Executive’s employment with the Company shall have become exercisable but shall have expired without having been exercised, on the first business day of the calendar month next following the expiration of such 60 day option period;

(d) the first business day of the calendar month next following the termination of Executive’s employment with the Company because of Executive’s death, normal or early retirement in accordance with his employer’s established employment policies or practices, or disability (within the meaning of section 22(e)(3) of the Code); or

(e) the date of the termination of this Option due to an adjustment being made to this Option pursuant to Paragraph IX of the Plan.

7. Lock-up Provision. Executive hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), Executive shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed 180 days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act. Executive shall be subject to this Paragraph provided and only if the officers and directors of the Company are also subject to similar arrangements.

8. Status of Stock. Executive understands that at the time of the execution of this Agreement the shares of Stock to be issued upon exercise of this Option have not been registered under the Securities Act, or any state securities law, and that the Company does not currently intend to affect any such registration. Until the shares of Stock acquirable upon the exercise of the Option have been registered for issuance under the Securities Act, the Company will not issue such shares unless the holder of the Option provides the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company’s counsel, to the effect that the proposed issuance of such shares to such Option holder may be made without registration under the Securities Act. In the event exemption from registration under the Securities Act is available upon an exercise of this Option, Executive (or the person permitted to exercise this Option in the event of Executive’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

Executive agrees that the shares of Stock which Executive may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Executive also agrees that the shares of Stock which Executive may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.

In addition, Executive agrees that (i) the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with Paragraph 6, Paragraph 7, and applicable securities laws, (ii) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of Paragraph 6, Paragraph 7, or any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

9. Employment Relationship. For purposes of this Agreement, Executive shall be considered to be in the employment of the Company as long as Executive remains an Executive of either the Company, an Affiliate, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Without limiting the scope of the preceding sentence, it is expressly provided that Executive shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status under the Plan of the entity or other organization that employs Executive. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final.

10. Restrictions on Transfer. An Award shall be transferable freely transferable on the date of issuance.

11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Executive.

12. Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Executive and an authorized officer of the Company.

13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

14.Jurisdiction.Each of the Company and Executive hereby irrevocably (i) submits and consents to the personal jurisdiction of the state and federal courts sitting in Kent County, Delaware with respect to any suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby and (ii) waives the right to contend in any such action that venue is improperly laid in any such court or that it is an improper or inconvenient forum or lacks personal jurisdiction. If Executive now or hereafter resides outside the State of Delaware, Executive hereby irrevocably appoints the General Counsel of the Company as Executive’s authorized agent upon whom process may be served at such General Counsel’s Company office for notices under this Agreement in any suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby that may be instituted in any state or federal court in the State of Delaware by the Company, and Executive hereby agrees to so act. Executive agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the authorized agent of Executive and written notice of such service to Executive shall be deemed, in every respect, effective service of process as to Executive for purposes of any such suit, action, or proceeding instituted in any state or federal court in the State of Delaware.

Nonstatutory Option

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Executive has executed this Agreement, all as of the day and year first above written.

STANDARD DRILLING, INC.

By:
Prentis B. Tomlinson, Jr., CEO

<EXECUTIVE>, (“Executive”)

Print Name